EXHIBIT 10.51

                              EMPLOYMENT AGREEMENT
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                              EMPLOYMENT AGREEMENT
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         EMPLOYMENT AGREEMENT dated as of the 4th day of January, 1995 between
Tanon Manufacturing, Inc., a California corporation ("Tanon") with its principal offices at 46360 Fremont Boulevard, Fremont California 94538 (the "Company") and Joseph R. Spalliero, an individual residing at 5114 Blackhawk Drive, Danville CA 94506 (the "Employee").

                                   BACKGROUND
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         EA Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of
Electronic Associates, Inc. ("EA") merged with and into the Company pursuant to an Agreement and Plan of Reorganization dated December 12, 1994 by and among the Company, EA, Acquisition and the Employee (the "Merger Agreement"). Pursuant to the Merger contemplated by the Merger Agreement, the Company became a wholly-owned subsidiary of EA, effective as of the date hereof. The Employee was a majority shareholder and the chief executive officer of Tanon Manufacturing, Inc, prior to the Merger.

         In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, Company and Employee agree as follows:

         l.  Employment.  The Company hereby employs the Employee
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through January 3, 1997 and the Employee accepts such employment on the terms and conditions hereinafter set forth.

         2.  Term.  The term of this Agreement shall begin on January
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4, 1995 and shall terminate on January 3, 1997 unless sooner terminated in accordance with Paragraph 7 hereof.

         3. Duties. The Employee is engaged hereunder as Chief Operating Officer
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of the Company and he shall perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be reasonably required of him by the Board of Directors of EA or its designee. The Employee agrees to serve as an officer of the Company and of any subsidiary of the Company or affiliated company (including EA) without additional compensation. Employee shall be a member of a two-person "Office of the President" of the Company and at all times be subject to the supervision of, and shall report directly to, the Board of Directors of the Company.

         The Employee shall devote at least 40 hours per week, subject to regular vacations, holidays, death or disability, to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate

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subsidiaries or affiliated companies. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the business in which such investment is made and provided such business is not in competition with the Company or, if in competition, such business has a class of securities registered under the Securities Exchange Act of 1934 and the interest of Employee therein is solely that of an investor owning not more than 5% of any class of the outstanding equity securities of such business.

         The Employee recognizes that he may be required by the Company to travel throughout the United States in order to perform a portion of the services to be rendered hereunder, but the nature or extent of such travelling or the location of Employee's office shall not be such as to make it reasonably necessary for the Employee to relocate his permanent residence from the Danville, California area.

         4.       Compensation; Expenses.
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                  (a) Base Salary. The Employee shall be paid a salary at the
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rate of not less than $240,000 per year (the "Base Salary"). The Base Salary shall be paid in installments in arrears in accordance with the Company's regular payroll practices but not less often than bi-weekly. The Company may, in its discretion, increase the Employee's Base Salary and his other compensation provided for herein.

                  (b) Incentive Compensation. In addition to the Base Salary,
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Company shall pay to employee (i) a signing bonus (the "Signing Bonus") in the amount of $270,000 ($300,000 signing bonus less $30,000 previously loaned to the Employee by the Company in relation thereto, which $30,000 loan is deemed satisfied and paid in full as of the date hereof) to be paid upon the execution and delivery of this Employment Agreement and (ii) a bonus of up to $750,000 paid quarterly, based on the performance criteria and subject to the other terms and conditions set forth in Schedule 1 (the "Performance Bonus"). In addition, the Employee shall be eligible to participate in the other bonus programs for executives of the Company, as contemplated by and as set forth in Schedule 2 to hereto. All performance criteria for all such bonuses shall be adjusted to eliminate the accounting effects of the Merger and the nonrecurring expenses relating to the consolidation of EA's contract manufacturing business with Tanon's contract manufacturing business.

                  (c) Fringe Benefits. Employee shall be entitled to participate
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in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as he presently receives, including without limitation those items on Schedule 3; provided, however, that nothing herein

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shall be deemed to require grants or awards to Employee under any benefit plans which provide for awards or grants at the discretion of the Board of Directors or of any committee or administrator.

                  (d) Business Expenses. The Company will pay, or reimburse the
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Employee for, all ordinary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder during the Employment Term in accordance with the Company's expense authorization and approval procedures then in effect, upon presentation to the Company of an itemized account and written proof of such expenses.

                  (e) Options. Simultaneously with the execution of this
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Agreement, the Company shall grant to the Employee (i) a non-statutory stock option under the Company's 1994 Equity Incentive Plan (the "Plan") to purchase approximately 314,000 shares of the Company's Common Stock at an exercise price equal to the Fair Market Value (as that term is defined in the Plan) per share of such stock, exercisable commencing on January 4, 1996 at the rate of 33 and 1/3% on each anniversary date, plus the amount of any portion of such option which could have been exercised previously and was not exercised and ending on the tenth anniversary date of this Agreement, and (ii) an incentive stock option under the Plan to purchase approximately 36,000 shares of the Company's Common Stock at an exercise price equal to 110% of the Fair Market Value (as that term is defined in the Plan) per share of such stock, exercisable commencing on January 4, 1996 at the rate of 33 and 1/3% on each anniversary date, plus the amount of any portion of such option which could have been exercised previously and was not exercised and ending on the tenth anniversary date of this Agreement, each of the above grants as contemplated by and as set forth in
Schedule 2 to the Merger Agreement. The exact number of shares subject to each option shall be determined by dividing $300,000 by the closing sale price of common stock on the date hereof. The result of such division shall be the number of shares of Company Common Stock subject to the incentive stock option; and the result of the subtraction of such number from 350,000 shall be the number of shares subject to the non-statutory stock option.

                  (f) Entire Compensation.  The compensation provided for
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in this Agreement is in full payment of the services to be rendered by the Employee to the Company hereunder.

         5. Insurance. The Company, in its sole discretion and at its own
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expense, may apply for and procure in its own name and for its own benefit life insurance on the life of the Employee in any amount or amounts considered advisable by the Company, and the Employee shall submit to any medical or other examination and execute and deliver such application or other instrument as may be reasonably necessary to effectuate such insurance.

         6.       Death or Total Disability of the Employee.
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                  (a) Death. In the event of the death of the Employee during
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the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Employee's designated beneficiary or, if none, his estate the portion, if any, of the Employee's Base Salary, accrued Performance Bonus and bonuses in accordance with Schedule 2 hereto for the period up to the Employee's date of death which remains unpaid.

                  (b) Total Disability. In the event of the Total Disability (as
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that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee 10 days' written notice thereof and, upon expiration of such 10-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of the Employee's Base Salary and accrued Performance Bonus and bonuses in accordance with Schedule 2 hereto for the period up to the date of termination which remains unpaid, and an amount per annum equal to two-thirds of his Base Salary as in effect from time to time, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of Base Salary that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

                  The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which either (i) has rendered the Employee for a period of 60 consecutive days, or for a total of 90 days during any period of 12 consecutive months, during the term of this Agreement, or (ii) in the reasonable opinion of the Company is expected to render the Employee, for a period of 6 months, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected by the Company, the cost of which examination shall be paid by the Company.

         7.       Termination of Employment.  (a)  Termination of
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Company.  In addition to  termination pursuant to paragraph 6, the
Company may discharge the Employee and thereby terminate his employment hereunder for the following reasons ("for cause"): (a) (i) habitual intoxication; (ii) drug addiction; (iii) conviction of a felony; (iv) adjudication as an incompetent; (v) misappropriation of corporate funds or other acts of dishonesty; or (vi) the Employee's material breach of this Agreement in any other respect

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or (b) immediately upon the Company discontinuing its business operations or upon the filing by or against the Company of a petition in bankruptcy or a petition for reorganization under any state or federal bankruptcy law. The merger, consolidation or sale of the business shall not be deemed a discontinuance of its business operations for purposes of this clause.

                  In the event that the Company shall discharge the Employee pursuant to this paragraph 7(a), the Company shall not have any further obligations or liability under this Agreement, except that the Company shall pay to Employee the portion, if any, of the Employee's Base Salary for the period up to the date of termination which remains unpaid and except as provided in paragraph 8 for termination pursuant to paragraph 7(a).

                  (b) Severance Pay. Upon termination of Employee's employment,
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the severance pay of the Employee, if any, shall be determined by the Board of
Directors of EA, as contemplated by and as set forth in Schedule 2 to the Merger Agreement, but if Employee is terminated other than for cause in the last six months of the term, his severance pay shall in no event be less than $120,000 paid in a single installment within 30 days of termination. Severance pay shall be in addition to, and not in substitution for, the Company's other obligations under this Agreement.

         8. Non-Competition and Confidentiality. The Company and Employee shall
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enter into a Non-Competition and Confidentiality Agreement dated and effective as of the date hereof, substantially in the form attached hereto as Exhibit "A". The obligations of the Employee under the Non-Competition and Confidentiality Agreement shall be independent of his obligations hereunder, and such agreement shall survive the termination of this Agreement for any reason. A material breach by Employee of the Non-Competition and Confidentiality Agreement shall be a material breach of this Agreement.

         9. Remedies Cumulative; No Waiver. No remedy conferred upon the Company
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by this Employment Agreement (or in the Non-Competition and Confidentiality
Agreement) is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

        10. Enforceability.  If any provision of this Agreement shall
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be invalid or unenforceable, in whole or in part, then such

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provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     11. Notices. All notices, requests, demands, claims, and other
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communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and addressed to the intended recipient at the address set forth below:

If to Employee:                             5114 Blackhawk Drive
                                            Danville CA 94506

If to the Company:                          c/o Electronic Associates, Inc.
                                            185 Monmouth Parkway
                                            West Long Branch, New Jersey 07764
                                            Attention: President

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

     12. Governing Law.  This Agreement shall be governed by and
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construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.

     13. Contents of Agreement; Amendment and Assignment. This Agreement sets
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forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a

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personal nature and shall not be assignable in whole or in part by the Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

                                        Tanon Manufacturing, Inc.

                                         By:  /s/ Joseph R. Spalliero

                                              /s/ Joseph R. Spalliero
                                              Joseph R. Spalliero

Acknowledged, Agreed and Accepted

Electronic Associates, Inc.

BY:/s/ Bruce P. Murray
   Bruce P. Murray, Chairman